Exhibit 99.4

ALDILA, INC.

RESTRICTED STOCK AWARD AGREEMENT

[ALDILA, INC. 2009 EQUITY INCENTIVE PLAN]

This Restricted Stock Award Agreement (“Award Agreement”) dated as of                            (the “Award Date”), is entered into by and between Aldila, Inc., a Delaware corporation, (the “Company”) and                                              (“Grantee”).  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Aldila, Inc., 2009 Equity Incentive Plan, as amended from time to time (the “Plan”).

1.             General.  The shares of Restricted Stock granted under this Award Agreement are granted as of the Award Date pursuant to and subject to all of the provisions of the Plan applicable to Restricted Stock granted pursuant to Section 8 of the Plan, which provisions are, unless otherwise provided herein, incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. A copy of the Plan is on file in the offices of the Company.

2.             Grant.  The Company hereby grants to Grantee a total of                  shares of Restricted Stock (the “Restricted Shares”), subject to the restrictions set forth in Section 3 hereof and the Plan.

3.             Restrictions.

(a)           None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with Section 6 of this Award Agreement.

(b)          Subject to Section 6 below, any Restricted Shares that are not vested shall be forfeit to the Company immediately upon termination of the Grantee’s employment with the Company and all if its Subsidiaries, or as provided in Section 6(c).

4.             Stock Certificates.

(a)           Effective upon the Award Date the Company shall cause the Restricted Shares to be issued.  The Restricted Shares shall be held in the form of a stock certificate or in book entry form, at the option of the Company. The Restricted Shares shall be subject to the terms and conditions of this Award Agreement, legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion, and such forfeiture and cancellation rights as set forth herein.

(b)          Upon vesting of the Restricted Shares (and any other assets or securities attributable thereto) pursuant to Section 6, the Company shall cause the vested portion of the Restricted Shares (and any other assets or securities attributable thereto) to be transferred to a brokerage account established by the Grantee at a brokerage firm acceptable to the Company.  Promptly following such transfer of such vested Restricted Shares, a portion of the vested Restricted Shares shall be sold and the proceeds paid to the Company in an amount necessary to permit the Company to pay required withholdings pursuant to Section 13(b)(ii).  The balance of the vested Restricted Shares may be withdrawn, sold or otherwise transferred as the Grantee may instruct the brokerage firm.

(c)           The Grantee shall execute and deliver to the Secretary of the Company an Assignment Separate from Certificate in the form attached hereto as Exhibit “A.”

(d)           As the interest of the Grantee in the Restricted Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Section 6, the vested Restricted Shares (as well as all other vested assets and securities attributable thereto) shall be released from escrow and promptly delivered to the Grantee.  Upon request of the Grantee the Secretary of the Company shall cause a new certificate to be issued for the vested portion of the Restricted Shares, subject to such legends and stock transfer instructions as may be appropriate for vested

5.             Rights as Stockholder.

(a)           The Grantee shall have no rights as a stockholder with respect to any Restricted Shares until the Restricted Shares are issued in Grantee’s name, either in the form of a physical stock certificate or in uncertificated form, but in either event subject to the restrictions of Sections 3 and 4.

(b)           Once the Restricted Shares are issued in Grantee’s name, the Grantee shall be entitled to all rights associated with ownership of the Restricted Shares, except that the Restricted Shares will remain subject to the restrictions set forth in Sections 3 and 4.  If any additional shares of Common Stock become issuable on the basis of such Restricted Shares (e.g., a stock split or stock dividend), any such additional shares shall be subject to the same restrictions as the shares of Restricted Shares to which they relate and shall be subject to the conditions set forth in Sections 3 and 4.

(c)           Grantee shall be entitled to receive all cash dividends paid on Restricted Shares without regard to whether Grantee is vested or unvested in such Restricted Shares.

6.             Vesting.

(a)           The Restricted Shares granted hereunder shall become vested in accordance with the following cumulative vesting schedule if the Grantee continues to be employed by the Company (or a Subsidiary thereof) on indicated date:

One Year from the Award Date	One Third of Restricted Shares granted hereunder
Two Years from the Award Date	One Third of Restricted Shares granted hereunder
Three Years from the Award Date	One Third of Restricted Shares granted hereunder

(b)           Subject to any contractual rights governing Grantee’s employment with the Company, Grantee’s employment with the Company may be terminated by the Grantee’s resignation or by Company with or without cause, as a result of the Death, Disability, or Retirement of the Grantee.  Grantee shall be vested in the Restricted Shares in which Grantee is vested upon the date of any of the foregoing events causing the termination of Grantee’s employment with Company (and all of Company’s Subsidiaries).

(c)           In addition to the forfeiture rights provided in Section 3(b), if at any time the Grantee engages in any “Contrary Activities” (as defined below), then the unvested Restricted Shares shall be forfeited to the Company effective as of the date on which the Grantee entered into the Contrary Activities, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan.

(d)           “Contrary Activities” shall include any activities adverse, contrary or harmful to the interests of the Company, including but not limited to:

(i)            Conduct related to the Grantee’s employment for which either criminal or civil penalties against the Grantee may be sought;

(ii)           While employed by the Company or any Subsidiary, serving as a consultant, advisor or in any other capacity to an entity that is, or proposes to be, in competition with or acting against the interests of the Company;

(iii)          Employing or recruiting any present, former or future employee of the Company, whether individually or on behalf of another person or entity, that is, or proposes to be, in competition with or acting against the interests of the Company;

(iv)          Disclosing or misusing any confidential information or material concerning the Company; or

(v)           Participating in a hostile takeover attempt against the Company.

(e)           The Committee may release Grantee from the obligations under Sections 6(c) and 6(d) above if the Committee determines in its sole discretion that such action is in the best interests of the Company.

7.             Other Terms and Conditions.  The Committee shall have the discretion to determine such other terms and provisions hereof as stated in the Plan.

8.             No Right to Continued Employment.  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.

9.             Adjustments.  In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Restricted Shares or other stock or securities subject to the Award Agreement and the purchase price for such Shares or other stock or securities.  The Committee’s adjustment shall be made in accordance with the provisions of Section 15(a) of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement, which shall be subject to the same restrictions as the shares of Restricted Shares to which they relate and shall be subject to the conditions set forth in Sections 3 and 4.

10.           Effective on a Dissolution, Liquidation, Merger, of Change of Control.  Subject to Section 6 hereof, this Award shall be subject to the terms of Section 15(b) of the Plan with respect to a dissolution of liquidation of the Company, and Section 15(c) of the Plan with respect to any merger or Change of Control.

11.           Grantee Bound by the Plan.  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.           Special Tax Election.  Grantee understands and represents to Company as follows:

(a)           Under Section 83 of the Internal Revenue Code of 1986, as amended, (the “Code”), the fair market value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income on such lapse date.  For this purpose, “forfeiture restrictions” means the vesting of the Restricted Shares.

(b)           Grantee may elect under Section 83(b) of the Code to be taxed at the fair market value of the Restricted Shares as of the Award Date rather than when such Restricted Shares cease to be subject to forfeiture restrictions.   Such election must be filed with the Internal Revenue Service within thirty (30) days after the Award Date.  THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT “B.”  GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE GRANTEE AS THE FORFEITURE RESTRICTIONS LAPSE.

(c)           GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. This filing should be made by registered or certified mail, return receipt requested, and the Grantee must retain two (2) copies of the completed form for filing with Grantee’s state and Federal tax returns for the current year and an additional copy for Grantee’s records.

13.           Tax Withholding Obligations.  Grantee understands and represents to Company as follows:

(a)           The Restricted Shares awarded to Grantee constitute taxable income.  The Company is required to withhold from taxable income and pay to tax authorities certain amounts, as required by applicable laws and regulations.

(b)           Grantee shall pay to Company an amount equal to the Company’s withholding obligations to tax authorities (for income and employment taxes, but not including the employer’s share of the same) attributable to the grant of Restricted Shares.

(i)            Grantee shall make such payment to Company within three (3) business days following the Award Date if Grantee elects to make a timely election under Section 83(b).

(ii)           If Grantee does not make a timely election under Section 83(b), a portion of the unvested Restricted Shares shall be sold following vesting, as provided in Section 4(b).

14.           Modification of Agreement.  This Award Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

15.           Severability.  Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Award Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

16.           Governing Law.  The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

17.           Successors in Interest.  This Award Agreement shall inure to the benefit of and be binding upon each successor of Company.  This Award Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Award Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

18.           Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Award Agreement shall be determined by the Committee in good faith.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes.

ALDILA, INC.

BY:

Attest:

Secretary

Name of Grantee:

Exhibit “A”

Assignment Separate From Certificate

FOR VALUABLE RECEIVED,                                                      hereby sell(s), assign(s) and transfer(s) unto ALDILA, INC., a Delaware corporation (the “Company”),                                                (                      ) shares of the Common Stock of the Company standing in his/her/its name on the books of the Corporation, represented by Certificate #             , and do hereby irrevocably constitute and appoint                                                as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Date:

Signature:

[Do not fill in any blanks other then the signature line.  The purpose of this assignment is to enable the Company to exercise its rights under the Award Agreement without requiring additional signatures on the part of the Grantee.]

Exhibit “B”

Section 83(b) Tax Election

This statement is being made under Section 83(b) of the Internal Revenue Code (the “Code), pursuant to T. Reg. § 1.83-2.

1.     The taxpayer who performed the services is:

Name:

Address:

Taxpayer Identification No.:

2.     The property with respect to which the election is being made is                          shares of Common Stock (the “Restricted Shares”) of Aldila, Inc., a Delaware corporation (the “Company”).

3.     The property was issued on                                 , 20    .

4.     The taxable year in which the election is being made is the calendar year 20      .

5.     The property is subject to vesting and forfeiture if for any reason taxperyer’s employment with the Company is terminated.  The Company’s rights will lapse in three equal, annual increments upon the anniversary of the grant of the Restricted Shares.

6.     The fair market value at the time of the transfer (determined without regard to any restrictions other then a restriction which by its terms will never lapse) is $                 per share.

7.     The amount paid for such property was zero dollars ($0.00).

8.     A copy of this statement was furnished to the Company for whom taxpayer rendered the services underlying the transfer of property.

9.     This statement is executed as of                                   , 20        .

Taxpayer	Taxpayer’s Spouse

[This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns.  The filing must be made within 30 days after the award of the Restricted Stock.]